UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 31, 2018
AppFolio, Inc.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

001-37468	26-0359894
(Commission File Number)	(IRS Employer Identification Number)

50 Castilian Drive
Santa Barbara, CA 93117
(Address of principal executive offices)

Registrant’s telephone number, including area code: (805) 364-6093

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01. Entry into a Material Definitive Agreement.

On August 31, 2018, AppFolio Utility Management, Inc., a wholly-owned subsidiary of AppFolio, Inc. (collectively, the "Company"), entered into an Asset Purchase Agreement (the "Purchase Agreement") with WegoWise, Inc. ("Seller"), pursuant to which the Company completed the purchase of substantially all of the assets of the Seller (the "Transaction"). The Seller is in the business of providing software solutions to owners and managers of buildings to help understand, track and improve building utility efficiency. There is no material relationship between the Company (or any of its affiliates) and the Seller other than in respect of the Transaction.
The consideration paid for the assets was $15,000,000, less certain adjustments set forth in the Purchase Agreement, of which $2,000,000 will be held in escrow for twelve months to satisfy the Seller’s indemnity obligations. In addition, if, during the period beginning immediately after the closing of the Transaction (the "Closing") and ending on the six month anniversary of the Closing, the Company enters into contracts with certain third parties (each, a "Milestone Contract"), the Company will be obligated to pay to Seller the aggregate amount of the recurring revenues billed and collected from the Milestone Contract that results in the highest amount of recurring revenues billed during the twelve month period ("Determination Period") following the date recurring revenue is first billed for such Milestone Contract, but in no event will the Determination Period extend beyond the date which is the fifteen month anniversary of the execution of the Milestone Contract (and the Company will not be obligated to pay Seller for any recurring revenues resulting from any other Milestone Contracts).
The Purchase Agreement contains customary representations, warranties, indemnities and covenants by, among, and for the benefit of the parties.
The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the full text of such document, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K ("Current Report") and which is incorporated by reference herein in its entirety.
Item 2.01. Completion of Acquisition or Disposition of Assets.

The information disclosed under Item 1.01 of this Current Report is incorporated by reference into this Item 2.01 in its entirety.
Item 7.01. Regulation FD Disclosure.

On September 4, 2018, the Company issued a press release announcing the Transaction. A copy of the press release is attached to this Current Report as Exhibit 99.1 and is incorporated herein by reference.
The information contained in this Item 7.01, including the press release attached hereto as Exhibit 99.1, is being furnished and shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liability of that Section. Such information shall not be deemed to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing, except as otherwise expressly set forth by specific reference in such a filing.
Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of the Business Acquired.
Financial statements, to the extent required by this Item 9.01, will be filed by amendment to this Current Report within seventy-one (71) calendar days from the date that this Current Report is required to be filed.
(b) Pro Forma Financial Information.
Pro forma financial information, to the extent required by this Item 9.01, will be filed by amendment to this Current Report within seventy-one (71) calendar days from the date that this Current Report is required to be filed.

(d) Exhibits:

Exhibit Number	Description
2.1	Asset Purchase Agreement, dated August 31, 2018, by and between AppFolio Utility Management, Inc. and WegoWise, Inc.
99.1	Press Release issued on September 4, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AppFolio, Inc.

By: /s/ Ida Kane
Name: Ida Kane
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
2.1	Asset Purchase Agreement, dated August 31, 2018, by and between AppFolio Utility Management, Inc. and WegoWise, Inc.
99.1	Press Release issued on September 4, 2018.